UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2012 (January 1, 2012)

F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction

of incorporation)

001-31940	25-1255406
(Commission File Number)	(IRS Employer Identification No.)

One F.N.B. Boulevard, Hermitage, PA	16148
(Address of Principal Executive Offices)	(Zip Code)

(724) 981-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Effective January 1, 2012, F.N.B. Corporation (“FNB”) completed its previously announced merger with Parkvale Financial Corporation (“Parkvale”), a unitary savings and loan holding company headquartered in Monroeville, Pennsylvania. Pursuant to the Agreement and Plan of Merger, dated as of June 15, 2011, between FNB and Parkvale (the “Merger Agreement”), Parkvale was merged with and into FNB, with FNB continuing as the surviving corporation (the “Merger”). As a result of the Merger, each outstanding share of Parkvale common stock, par value $1.00 (“Parkvale Common Stock”) (other than shares held by Parkvale), was converted into the right to receive 2.178 shares of FNB common stock, par value $0.01 per share (“FNB Common Stock”), and outstanding Parkvale stock options converted into fully-vested and exercisable options with respect to FNB Common Stock, with appropriate adjustments to reflect the exchange ratio.

Simultaneously with the completion of the Merger, Parkvale Savings Bank, a Pennsylvania chartered permanent reserve fund stock savings bank and wholly-owned subsidiary of Parkvale, merged with and into First National Bank of Pennsylvania, a national banking association and wholly-owned subsidiary of FNB, with First National Bank of Pennsylvania surviving the merger and continuing its existence as a national bank.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1. On January 3, 2012, the Company issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger between F.N.B. Corporation and Parkvale Financial Corporation, dated as of June 15, 2011 (attached as Exhibit 2.1 to FNB’s Current Report on Form 8-K/A filed on June 16, 2011 and incorporated herein by reference).

99.1	Press release, dated January 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION

By:	/s/ James G. Orie
James G. Orie, Chief Legal Officer

Date: January 3, 2012

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger between F.N.B. Corporation and Parkvale Financial Corporation, dated as of June 15, 2011 (attached as Exhibit 2.1 to FNB’s Current Report on Form 8-K/A filed on June 16, 2011 and incorporated herein by reference).

99.1	Press release, dated January 3, 2012.